UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2016

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX		77077-2099
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into Material Definitive Agreement.

Bridge Term Loan Agreement

On March 14, 2016, Sysco Corporation (“Sysco”) entered into a £1,725,000,000 bridge term loan agreement with Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party thereto (the “Bridge Term Loan Agreement”) to fund the acquisition (the “Acquisition”) of Brakes Group, a leading European foodservice distributor with operations in the United Kingdom, Ireland, France, Sweden, Spain, Belgium and Luxembourg (the “Target”). The Bridge Term Loan Agreement provides for a 364-day unsecured bridge term loan (the “Bridge Facility”) pursuant to which, subject to the terms and conditions set forth therein, Sysco may borrow up to £1,725,000,000 as a term loan upon (or substantially contemporaneously with) the closing of the Acquisition to fund the Acquisition, refinance certain indebtedness of the Target and pay related fees and expenses.

Loans made under the Bridge Term Loan Agreement will incur interest at the applicable LIBO Rate for deposits in the lawful currency of the United Kingdom, plus an applicable rate of 75 to 212.5 basis points based on Sysco’s debt rating and the duration of the loans outstanding under the Bridge Term Loan Agreement. Sysco is also required to pay certain customary fees in connection with the Bridge Facility, including upfront, duration and ticking fees.

The availability of loans under the Bridge Term Loan Agreement is conditioned on, among other things and subject to certain exceptions, the consummation of the Acquisition pursuant to that certain Agreement for the Sale and Purchase of Securities in the capital of Cucina Lux Investments Limited dated as of February 19, 2016 (the “Acquisition Agreement”). The lenders’ commitments to make loans under the Bridge Term Loan Agreement terminate on the earliest of (i) the consummation of the Acquisition without the use of loans provided under the Bridge Term Loan Agreement, (ii) the termination of the Acquisition Agreement prior to the closing of the Acquisition and (iii) 5:00 p.m., New York City time, on November 27, 2016.

The Bridge Term Loan Agreement contains representations and warranties, affirmative covenants, negative covenants and events of default that are customary for financings of this type and substantially based upon those applicable to Sysco’s existing revolving credit facility dated December 29, 2011 (as amended or modified, the “Existing Credit Facility”), with such changes as are required to reflect the Acquisition or the nature of the Bridge Facility or that were otherwise agreed among the parties thereto. In particular, the Bridge Term Loan Agreement contains limitations on consolidations, mergers, sales of assets and the incurrence of certain liens.

Borrowings by Sysco under the Bridge Term Loan Agreement are guaranteed by the same subsidiaries of Sysco that are guarantors of the Existing Credit Facility. The Bridge Facility will mature on the date that is 364 days from the Closing Date (as defined in the Bridge Term Loan Agreement) or, if such date is not a business day, then the immediately preceding business day. Sysco must prepay borrowings under the Bridge Facility (or, if prior to the funding thereof, reduce the Lenders’ commitments under the Bridge Facility) with the proceeds of certain equity and debt offerings and asset sales.

Neither Sysco nor any of its affiliates has any material relationship with any of the financial institutions party to the Bridge Term Loan Agreement, except that certain of the lenders have a role in Sysco’s other credit facilities and certain of the lenders and their respective affiliates and have performed, and may in the future perform, for Sysco and its subsidiaries various commercial banking, investment banking, underwriting, trust and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing summary of certain material provisions of the Bridge Term Loan Agreement is subject to, and qualified in its entirety by reference to, all of the provisions of the Bridge Term Loan Agreement, which is filed herewith as Exhibit 10.1.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under “Bridge Term Loan Agreement” in Item 1.01 of this report is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	364-Day Bridge Term Loan Agreement, dated March 14, 2016, among Sysco Corporation, the Lenders party thereto, the Guarantors party thereto, Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, Goldman Sachs Bank USA, as Documentation Agent, and Deutsche Bank Securities Inc., as Sole Bookrunner, Sole Lead Arranger and Sole Syndication Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: March 15, 2016	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President,
Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	364-Day Bridge Term Loan Agreement, dated March 14, 2016, among Sysco Corporation, the Lenders party thereto, the Guarantors party thereto, Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, Goldman Sachs Bank USA, as Documentation Agent, and Deutsche Bank Securities Inc., as Sole Bookrunner, Sole Lead Arranger and Sole Syndication Agent.

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